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                                                                   EXHIBIT 23.


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To First Chicago NBD Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 1996, included in this Form 10-K, into the Corporation's previously filed Form S-8 Registration Statement No. 33-62713, Form S-3 Registration Statement No. 33-64755, Form S-3 Registration Statement No. 33-65431, Form S-8 Registration Statement No. 33-21036, Form S-8 Registration Statement No. 33-48773, Form S-8 Registration Statement No. 33-46906, Form S-8 Registration Statement No. 33-50300, Form S-8 Registration Statement No. 33-53928, Form S-3 Registration Statement No. 33-60788, and
Form S-8 Registration Statement No. 33-17494.


                                        /s/ Arthur Andersen LLP


Chicago, Illinois,
March 25, 1996